UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2007

SOUTHWALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Southwall Technologies, Inc. elected Mallorie Burak, Chief Accounting Officer replacing Don Stichler, interim Chief Accounting Officer effective November 5, 2007.  As Chief Accounting Officer Ms. Burak receives an annual compensation of $165,000 and is eligible for a potential bonus equal to 20% of her base salary.  In addition Ms. Burak received a $10,000 signing bonus and 75,000 options to purchase shares of the Company’s common stock, subject to the Company’s Employee Long Term Stock Option Plan ratified by the shareholders in May, 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 5, 2007 Southwall Technologies, Inc, amended Section 27(c) of the Amended and Restated Bylaws of Southwall Technologies, Inc. dated April 21, 1987 as follows:

(c)
Duties of President.  The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 27(c) stated previously:

Duties of President.  The President shall act as Chief Executive Officer and shall preside at all meetings of the stockholder and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description:

Exhibit 99.3	Section 27(c) of the Amended and Restated Bylaws of Southwall Technologies, Inc. dated August 21, 1987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2007	SOUTHWALL TECHNOLOGIES, INC.

	By:	/s/ R. Eugene Goodson
R. Eugene Goodson
Executive Chairman